FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        Report Under Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

Current Report As Of February 28, 2002

Commission File Number 0-26999


                                GLOBAL WEB, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)

        UTAH                                                     87-0427550
        ----                                                     ----------
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)

                       11814 South Election Road, No. 100
                               Draper, Utah 84020
                               ------------------
                    (Address of principal executive offices)

Registrant's telephone number
including area code                                  (801)838-7400



                  Former Address, if changed since last report


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Item 1. - Change in Control of Registrant.

          Not applicable.

Item 2. - Acquisition or Disposition of Assets.

          Not applicable.

Item 3. - Bankruptcy or Receivership.

          Not Applicable.

Item 4. - Change in Registrant's Certifying Accountant.

          Not applicable.

Item 5. - Other Events.

          In December 2001 a complaint was filed against the Company seeking damages of approximately $108,000. The matter is pending in the Utah state courts and is captioned Precision Litho, Inc., v. Global Web, Inc., et al. The Company has filed an answer denying the allegations of the complaint and intends to defend this matter.

          Recently, the Company by stipulation with the other parties agreed to the dismissal of the matter Global Web, Inc. v. Home Business Solutions, Inc.

          Previously the Company conducted seminars as a means to market its products and services. Based on a sale the Company made to an individual the Utah Division of Consumer Protection ("Division") alleged that the Company was not in compliance with the Utah Business Opportunity Disclosure Act (the "Act"). The Company believes that it is not subject to the Act because the Act is not applicable when the initial investment is $300 or less. Also, the Company believed that the Act was not applicable because the Company did not provide an assisted marketing plan. After an hearing, on December 31, 2001, the Division issued an order stating that the Company should cease all acts that are in violation of the Act and should register and provide information to prospective purchasers of a business opportunity. In issuing the order the Division advised that the Company was subject to the Act based on a single purchaser where the Division aggregated the initial purchase with other products to exceed the statutory exemption of $300 or less and based on the purchaser's claim that he received instruction regarding the marketing of web sites to others which was an assisted marketing plan. The Company filed an appeal and requested that the Order be stayed pending the appeal.


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


          The Company discontinued the sale of web sites for resale. The Company is considering whether it should register under the Act. The Company believes that the Act is not applicable to its activities, but may register to avoid any future claims that may be based on the Act.

          By letter dated January 31, 2002, from the Securities and Exchange Commission the Company was asked to file amendments to its Form 10-KSB for the year ended December 31, 2000, and to its Forms 10-QSB for the periods ended June 30, 2001, and September 30, 2001. For the Form 10-KSB the comments pertain to disclosures regarding the Company's business, changes in revenues, disclosure of pre-paid expenses, notes in the financial statements regarding revenue recognition and future contingencies, and other matters. For the Forms 10-QSB the comments pertain to footnote disclosures about transfer of lease receivables and additional discussion in management's discussion and analysis regarding lease transfer receivables, long-term debt increase, and effect of a third party providing web hosting and web site making services. Also, the Company's revenue recognition policies were questioned. The Company believes that its revenues should be restated or corrected as suggested by the SEC. Consequently, the Company will file as soon as practicable amended reports, specifically the Form 10-KSB for the period ended December 31, 2000,and Form 10-QSB's for the periods ended March 31, 2001, June 30, 2001, and September 30, 2001.

          In February 2002 pursuant to an oral agreement the Company issued 125,000 shares of its common stock to Jay H. Rice and Associates. Under the Agreement the consultant will receive 125,000 shares every three months for up to twenty-four months. Either party may terminate the oral agreement at any time and for any reason. The certificates evidencing the shares will bear a restricted legend. This consulting firm is providing financial strategy and planning and market advice to the Company.

Item 6.   Resignation of Registrant's Directors.

          None and Not applicable.

Item 7.   Financial Statements and Exhibits.

          Not applicable.

Item 8.   Change in Registrant's Fiscal Year.

          Not applicable.

Item 9.   Regulation FD Disclosure.

          None.

Exhibits:

Ex. No. 99.1 Letter from U.S. Securities and Exchange Commission dated January 31, 2002.


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


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date   February 28, 2002.

Global Web, Inc.


By /s/ Brae Burbidge
--------------------
       Brae Burbidge
       President and Chief Executive Officer








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